UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020
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Dynatronics Corporation
(Exact name of registrant as specified in its charter)

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Utah	0-12697	87-0398434
(State or other jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

1200 Trapp Rd, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)
(801) 568-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DYNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)
Appointment of Principal Financial Officer.

On November 9, 2020, the Company announced the hiring of Norman Roegner III, 46, and his appointment as Chief Financial Officer (Principal Financial Officer) of the Company, succeeding John A. Krier, who will continue as the Company’s Chief Executive Officer. Prior to joining the Company, Mr. Roegner served as Vice President of Finance of Phillips-Medisize, LLC, a subsidiary of Molex, LLC. Molex, LLC is a subsidiary of Koch Industries and a globally recognized provider of electronic solutions in a wide range of industries, including medical device manufacturing from 2016 to 2019. Prior to his role with Phillips-Medisize, LLC, from 1998 to 2016, Mr. Roegner held various leadership roles in the finance, supply chain, sales operations and marketing divisions of the Molex organization. Mr. Roegner holds a B.S. degree in Accountancy from Northern Illinois University and a M.B.A. from DePaul University.

In connection with Mr. Roegner’s hiring, the Company and Mr. Roegner entered into a letter agreement containing the basic terms of his employment by the Company as an at-will employee. Mr. Roegner will receive an annual base salary of $230,000 and will be eligible for an annual cash bonus payment equal to up to a targeted value up to $40,250 and an annual equity award of restricted stock units, or RSUs, up to a targeted value of $40,250. In addition, Mr. Roegner will be eligible for a grant of RSUs, for up to 10,000 shares, of the Company’s common stock, vesting over a four-year period with one-fourth of the shares vesting annually on the anniversary of the grant date. As an at-will employee, Mr. Roegner’s employment may be terminated at any time by the Company. As a condition of his employment, Mr. Roegner will enter into a confidentiality and non-compete agreement that prohibits him from working for a competitor of the Company for a twelve-month period following the termination of his employment.

Mr. Roegner is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Roegner and any director or executive officer of the Company that would require disclosure under Items 401(d) or 404(a) of Regulation S-K (17 CFR 229.401(d) and 229.404(a)).

Item 7.01 Regulation FD Disclosure.

On November 9, 2020, the Company issued a press release announcing the appointment of Mr. Roegner. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Item 9.01                        Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated November 9, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

Date: November 9, 2020	By:	/s/ John Krier
Name: John Krier
Title: Chief Executive Officer